UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Nevada	46-0510685
(State of incorporation or organization) 6075 Longbow Drive, Suite 200, Boulder, Colorado	(IRS Employer Identification Number) 80301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
Common Shares, $0.001 par value per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant the General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AeroGrow International, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-141689), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2007, as amended.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEROGROW INTERNATIONAL, INC. (Registrant)

Date: June 12, 2007

By:	/s/ Mitchell B. Rubin
Name: Mitchell B. Rubin
Title: Chief Financial Officer